UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     October 21, 2013

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       3050 Peachtree Road NW, Suite 355, Atlanta GA  30305
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (404) 549-4293

______1507 Pine Street, Boulder, CO  80302_____

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.01       CHANGES IN REGISTRANT'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On October 18, 2013, the Company’s independent auditors Schumacher & Associates, Inc. (“Schumacher”) informed the Company that they resigned as the Company’s independent registered public accountants. On October 19, 2013,  Schumacher informed the Company that it had reconsidered its resignation and would continue to serve as the Company’s independent registered public accountants. Then on October 21, 2013, Schumacher again informed the Company that it had decided to resign.  In the period from Schumacher & Associates, Inc.’s appointment in 2006 until October 21 , 2013 (the date of resignation), there were no disagreements with Schumacher & Associates, Inc. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Schumacher & Associates, Inc., would have caused Schumacher & Associates, Inc. to make reference to the matter in its report on the Company’s financial statements; and there were no reportable events as defined in Item 304(a) (1) of Regulation S-K.  Schumacher & Associates, Inc., issued audit reports on our financial statements as of and for the years ended June 30, 2013, 2012 and 2011, which reports each included an explanatory paragraph concerning the Company’s ability to continue as a going concern

The Company has provided Schumacher & Associates, Inc. with a copy of the above disclosures. Attached as Exhibit 16 is a copy of Schumacher & Associates, Inc.’s letter, dated November 4, 2013, stating its agreement with such statements.

 Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)

Shell company transactions.

Not applicable

(d) Exhibits
	Item	Title

	16.0	Pursuant to Item 304(a)(1) of Regulation S-K, the Registrant herewith files the letter of Schumacher & Associates, Inc., former accountants to the Company.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: November 5, 2013	__/s/ Christopher Brogdon Christopher Brogdon, President

3